Exhibit 4.1

KANSAS CITY POWER & LIGHT COMPANY

AND

THE BANK OF NEW YORK TRUST COMPANY, N.A.,

Trustee

-----------------

INDENTURE

Dated as of May 1, 2007

CROSS REFERENCE SHEET SHOWING THE LOCATION IN THE INDENTURE OF THE PROVISIONS INSERTED CORRELATIVE TO SECTIONS 310 THROUGH 318(a), INCLUSIVE, OF THE TRUST INDENTURE ACT OF 1939

Indenture
Section of Act		Section

310(a)(1)	.............................................................................	9.09
(a)(2)	.............................................................................	9.09
(a)(3)	.............................................................................	Not Applicable
(a)(4)	.............................................................................	Not Applicable
(a)(5)	.............................................................................	9.09
(b)	.............................................................................	9.08
(c)	.............................................................................	Not Applicable
311(a)	.............................................................................	9.14
(b)	.............................................................................	9.14
(c)	.............................................................................	Not Applicable
312(a)	.............................................................................	7.01 and 7.02(a)
(b)	.............................................................................	7.02(b)
(c)	.............................................................................	7.02(c)
313(a)	.............................................................................	7.04(a)
(b)	.............................................................................	7.04(b)
(c)	.............................................................................	7.04(d)
(d)	.............................................................................	7.04(c)
314(a)	.............................................................................	7.03 and 6.06
(b)	.............................................................................	6.05
(c)(1)	.............................................................................	1.03 and 15.05
(c)(2)	.............................................................................	1.03 and 15.05
(c)(3)	.............................................................................	Not Applicable
(d)	.............................................................................	1.03 and 4.06
(e)	.............................................................................	15.05(b)
(f)	.............................................................................	Not Applicable
315(a)	.............................................................................	9.01
(b)	.............................................................................	8.08
(c)	.............................................................................	9.01(a)
(d)	.............................................................................	9.01(b)
(e)	.............................................................................	8.09
316(a)	.............................................................................	8.07 and 10.04
(b)	.............................................................................	8.04(b) and 13.02
(c)	.............................................................................	10.06
317(a)(1)	.............................................................................	8.02(b)
(a)(2)	.............................................................................	8.02(c)
(b)	.............................................................................	5.02 and 6.04
318(a)	.............................................................................	15.08

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NOTE:  This Cross Reference Sheet is not, for any purpose, deemed to be a part of the Indenture.
i

TABLE OF CONTENTS*

                                                                                                                            Page

PARTIES		1
RECITALS		1

	ARTICLE ONE

	DEFINITIONS

SECTION 1.01	General	1
SECTION 1.02	Trust Indenture Act	1
SECTION 1.03	Definitions	2

	ARTICLE TWO

	FORM, ISSUE, EXECUTION, REGISTRATION, AND EXCHANGE OF NOTES

SECTION 2.01	Forms Generally	5
SECTION 2.02	Form of Trustee's Certificate of Authentication	5
SECTION 2.03	Amount Unlimited	6
SECTION 2.04	Denominations, Dates, Interest Payment and Record Dates	6
SECTION 2.05	Execution, Authentication, Delivery, and Dating	7
SECTION 2.06	Exchange and Registration of Transfer of Notes	10
SECTION 2.07	Mutilated, Destroyed, Lost or Stolen Notes	11
SECTION 2.08	Temporary Notes	11
SECTION 2.09	Cancellation of Notes Paid, Etc.	12
SECTION 2.10	Interest Rights Preserved	12
SECTION 2.11	Special Record Date	12
SECTION 2.12	Payment of Notes	12
SECTION 2.13	Notes Issuable in the Form of a Global Note	13
SECTION 2.14	CUSIP and ISIN Numbers	15
SECTION 2.15	Extension of Interest Payment Periods	15

	ARTICLE THREE

	REDEMPTION OF NOTES

SECTION 3.01	Applicability of Article	15
SECTION 3.02	Notice of Redemption; Selection of Notes	16
SECTION 3.03	Payment of Notes on Redemption; Deposit of Redemption Price.	16

	ARTICLE FOUR

	SINKING FUNDS

SECTION 4.01	Applicability of Article	17
SECTION 4.02.	Satisfaction of Sinking Fund Payments with Notes	18
SECTION 4.03.	Redemption of Notes for Sinking Funds	18

* The Table of Contents is not part of the Indenture.

	ARTICLE THIRTEEN

	SUPPLEMENTAL INDENTURES

SECTION 13.01	Supplemental Indentures Without Consent of Noteholders	46
SECTION 13.02	Supplemental Indentures With Consent of Noteholders	47
SECTION 13.03	Compliance with Trust Indenture Act; Effect of Supplemental Indentures	48
SECTION 13.04	Notation on Notes	48
SECTION 13.05	Evidence of Compliance of Supplemental Indenture to be Furnished Trustee	48

	ARTICLE FOURTEEN

	IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS, AND DIRECTORS; LIMITATION OF LIABILITY

SECTION 14.01	Indenture and Notes Solely Corporate Obligations	48
SECTION 14.02	Limitation of Liability of Trustee	49

	ARTICLE FIFTEEN

	MISCELLANEOUS PROVISIONS

SECTION 15.01	Provisions Binding on Company's Successors	49
SECTION 15.02	Official Acts by Successor Corporation	49
SECTION 15.03	Notices	49
SECTION 15.04	Governing Law; Consent to Jurisdiction; Waiver of Jury Trial	49
SECTION 15.05	Evidence of Compliance with Conditions Precedent	50
SECTION 15.06	Business Days	51
SECTION 15.07	Trust Indenture Act to Control	51
SECTION 15.08	Table of Contents, Headings, Etc.	51
SECTION 15.09	Execution in Counterparts	51
SECTION 15.10	Manner of Mailing Notice to Noteholders	51
SECTION 15.11	Approval by Trustee of Counsel	52

TESTIMONIUM		53
SIGNATURES AND SEALS		53
ACKNOWLEDGMENTS		53

v

THIS INDENTURE, dated as of May 1, 2007, between KANSAS CITY POWER & LIGHT COMPANY, a corporation duly organized and existing under the laws of the State of Missouri (the "COMPANY"), and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association, as trustee (the "TRUSTEE").

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (the "Notes"), to be issued in one or more series as in this Indenture provided; and

WHEREAS, all acts and things necessary to make this Indenture a valid agreement according to its terms have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized;

NOW, THEREFORE, in consideration of the premises, of the purchase and acceptance of the Notes by the holders thereof and of the sum of $1 duly paid by the Trustee at the execution of these presents, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit of the respective holders from time to time of the Notes or any series thereof, as follows:

ARTICLE I

DEFINITIONS

Section 1.01 GENERAL.

(a) The terms defined in this Article I (whether or not capitalized and except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto or Company Order (as hereinafter defined) shall have the respective meanings specified in this Article I.

(b) All accounting terms used herein and not expressly defined herein shall have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation; PROVIDED, that when two or more principles are so generally accepted, it shall mean that set of principles consistent with those in use by the Company.

Section 1.02 TRUST INDENTURE ACT.

(a) Whenever this Indenture refers to a provision of the Trust Indenture Act of 1939 (the "TIA"), such provision is incorporated by reference in and made a part of this Indenture.

(b) Unless otherwise indicated, all terms used in this Indenture that are defined by the TIA, defined by the TIA by reference to another statute or defined by a rule of the

Commission under the TIA shall have the meanings assigned to them in the TIA or such statute or rule as in force on the date of execution of this Indenture.

(c) The Company and the Trustee agree to comply with the TIA notwithstanding any exemption that may be available thereunder.

Section 1.03 DEFINITIONS.  For purposes of this Indenture, the following terms shall have the following meanings.

"AUTHENTICATING AGENT" shall mean any agent of the Trustee which shall be appointed and acting pursuant to Section 9.15 hereof.

"AUTHORIZED AGENT" shall mean any agent of the Company designated as such by an Officers' Certificate delivered to the Trustee.

"BOARD OF DIRECTORS" shall mean the Board of Directors of the Company or the Executive Committee of such Board or any other duly authorized committee of such Board.

"BOARD RESOLUTION" shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

"BUSINESS DAY" shall mean any day other than a day on which banking institutions in New York, New York are authorized or required by law to close.

"COMMISSION" shall mean the United States Securities and Exchange Commission, or if at any time hereafter the Commission is not existing or performing the duties now assigned to it under the TIA, then the body performing such duties.

"COMPANY" shall mean the corporation named as the "Company" in the first paragraph of this Indenture, and its successors and assigns permitted hereunder.

"COMPANY ORDER" shall mean a written order or certificate signed in the name of the Company by one of the Chairman, the President, any Vice President, the Treasurer or an Assistant Treasurer of the Company, and delivered to the Trustee. At the Company's option, a Company Order may take the form of a supplemental indenture to this Indenture.

"CORPORATE TRUST OFFICE OF THE TRUSTEE", or other similar term, shall mean the designated office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office is presently located at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, Attention:  Corporate Trust Administration.

"DEBT" shall mean any outstanding funded obligations of the Company for money borrowed, whether or not evidenced by notes, debentures, bonds or other securities, reimbursement obligations under letters of credit, or guarantees of any such obligations issued by another Person.

"DEPOSITARY" shall mean, unless otherwise specified in a Company Order pursuant to Section 2.05 hereof, The Depository Trust Company, New York, New York ("DTC"), or any successor thereto registered and qualified as a clearing agency under the Securities Exchange Act of 1934, or other applicable statute or regulation.

"EVENT OF DEFAULT" shall mean any event specified in Section 8.01 hereof, continued for the period of time, if any, and after the giving of the notice, if any, therein designated.

"GLOBAL NOTE" shall mean a Note that, pursuant to Section 2.05 hereof, is delivered to the Depositary or pursuant to the instructions of the Depositary and that shall be registered in the name of the Depositary or its nominee.

"HOLDER", "HOLDER OF NOTES" or "NOTEHOLDER" shall mean any Person in whose name at the time a particular Note is registered on the books of the Trustee kept for that purpose in accordance with the terms hereof.

"INDENTURE" shall mean this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented, and shall include the terms and provisions of a particular series of Notes established pursuant to Section 2.05 hereof.

"INTEREST PAYMENT DATE", when used with respect to any Note, shall mean (a) each date designated as such for the payment of interest on such Note specified in a Company Order pursuant to Section 2.05 hereof (provided that the first Interest Payment Date for such Note, the Original Issue Date of which is after a Regular Record Date but prior to the respective Interest Payment Date, shall be the Interest Payment Date following the next succeeding Regular Record Date), (b) a date of Maturity of such Note and (c) only with respect to defaulted interest on such Note, the date established by the Trustee for the payment of such defaulted interest pursuant to Section 2.11 hereof.

"MATURITY," when used with respect to any Note, shall mean the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity thereof or by declaration of acceleration, redemption or otherwise.

"NOTE" or "NOTES" has the meaning stated in the first recital of this Indenture and more particularly means any note or notes, as the case may be, authenticated and delivered under this Indenture, including any Global Note.

"OFFICERS' CERTIFICATE" when used with respect to the Company, shall mean a certificate signed by one of the Chairman, the President, any Vice President, and by the Treasurer, any Assistant Treasurer, or the Secretary or an Assistant Secretary of the Company; provided, that no individual shall be entitled to sign in more than one capacity.

"OPINION OF COUNSEL" shall mean an opinion in writing signed by legal counsel, who may be an employee of the Company, meeting the applicable requirements of Section 15.05 hereof. If the Indenture requires the delivery of an Opinion of Counsel to the Trustee, the text and substance of which has been previously delivered to the Trustee, the Company may satisfy such requirement by the delivery by the legal counsel that delivered such previous Opinion of Counsel of a letter to the Trustee to the effect that the Trustee may rely on such previous Opinion of Counsel as if such Opinion of Counsel was dated and delivered the date delivery of such Opinion of Counsel is required. Any Opinion of Counsel may contain reasonable conditions and qualifications satisfactory to the Trustee.

"ORIGINAL ISSUE DATE" shall mean for a Note, or portions thereof, the date upon which it, or such portion, was issued by the Company pursuant to this Indenture and authenticated by the Trustee (other than in connection with a transfer, exchange or substitution).

"OUTSTANDING", when used with reference to Notes, shall, subject to Section 10.04 hereof, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b) Notes, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company), provided that if such Notes are to be redeemed prior to the Stated Maturity thereof, notice of such redemption shall have been given as provided in Article III, or provisions satisfactory to the Trustee shall have been made for giving such notice;

(c) Notes, or portions thereof, that have been paid and discharged or are deemed to have been paid and discharged pursuant to the provisions of this Indenture; and

(d) Notes in lieu of or in substitution for which other Notes shall have been authenticated and delivered, or which have been paid, pursuant to Section 2.07 hereof.

"PERIODIC OFFERING" means an offering of Notes of a series from time to time the specific terms of which Notes, including without limitation the rate or rates of interest, if any, thereon, the Stated Maturity or Maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company or its agents upon the issuance of such Notes.

"PERSON" shall mean any individual, corporation, company partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agent or political subdivision thereof.

"PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY" shall mean 1201 Walnut, Kansas City, Missouri   64106, or such other place where the main corporate offices of the Company are located as designated in writing to the Trustee by an Authorized Agent.

"REGULAR RECORD DATE" shall mean, unless otherwise specified in a Company Order pursuant to Section 2.05 hereof, for an Interest Payment Date for a particular Note (except for an Interest Payment Date with respect to defaulted interest on such Note) (a) the fifteenth day next preceding each Interest Payment Date (unless the Interest Payment Date is the date of Maturity of such Note, in which event, the Regular Record Date shall be as described in clause (b) hereof) and (b) the date of Maturity of such Note.

RESPONSIBLE OFFICER" or "RESPONSIBLE OFFICERS" when used with respect to the Trustee shall mean one or more of the following: any assistant vice president, any assistant treasurer, any trust officer, vice president, or any other officer or vice president of the Trustee customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

"SPECIAL RECORD DATE" shall mean, with respect to any Note, the date established by the Trustee in connection with the payment of defaulted interest on such Note pursuant to Section 2.11 hereof.

"STATED MATURITY" shall mean with respect to any Note, the last date on which principal on such Note becomes due and payable as therein or herein provided, other than by declaration of acceleration or by redemption.

"SUBSIDIARY" shall mean, as to any Person, any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other Persons performing similar functions are at the time owned directly or indirectly by such Person.

"TRUSTEE" shall mean The Bank of New York Trust Company, N.A. and, subject to Article IX, shall also include any successor Trustee.

"U.S. GOVERNMENT OBLIGATIONS" shall mean (i) direct non-callable obligations of, or non-callable obligations guaranteed as to timely payment of principal and interest by, the United States of America or obligations of a person controlled or supervised by and acting as an agency or instrumentality thereof for the payment of which obligations or guarantee the full faith and credit of the United States is pledged or (ii) certificates or receipts representing direct ownership interests in obligations or specified portions (such as principal or interest) of obligations described in clause (i) above, which obligations are held by a custodian in safekeeping in a manner satisfactory to the Trustee.

ARTICLE II

FORM, ISSUE, EXECUTION, REGISTRATION AND
EXCHANGE OF NOTES

Section 2.01 FORMS GENERALLY.

(a) The Notes shall be in such form as shall be established by a Company Order pursuant to Section 2.05(c) hereof with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable rules of any securities exchange or of the Depositary or with applicable law or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of such Notes.

(b) The definitive Notes shall be typed, printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

Section 2.02 FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION. The Trustee's certificate of authentication on all Notes shall be in substantially the following form:

Trustee's Certificate of Authentication

This Note is one of the Notes of the series herein designated, described or provided for in the within-mentioned Indenture.

The Bank of New York Trust Company, N.A., as Trustee

By:
---------------------------
Authorized Signatory

Section 2.03 AMOUNT UNLIMITED. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited, subject to compliance with the provisions of this Indenture.

Section 2.04 DENOMINATIONS, DATES, INTEREST PAYMENT AND RECORD DATES.

(a) The Notes of each series shall be issuable in registered form without coupons in denominations of $1,000 and integral multiples thereof or such other amount or amounts as may be authorized by the Board of Directors or a Company Order pursuant to a Board Resolution or in one or more indentures supplemental hereto; provided, that the principal amount of a Global Note shall not exceed $500,000,000 unless otherwise permitted by the Depositary.

(b) Each Note shall be dated and issued as of the date of its authentication by the Trustee, and shall bear an Original Issue Date; each Note issued upon transfer, exchange or substitution of a Note shall bear the Original Issue Date or Dates of such transferred, exchanged or substituted Note, subject to the provisions of Section 2.13(d) hereof.

(c) Each Note shall accrue interest from the later of (1) its Original Issue Date or the date specified in such Note and (2) the most recent date to which interest has been paid or duly provided for with respect to such Note until the principal of such Note is paid or made available for payment, and interest on each Note shall be payable on each Interest Payment Date after the Original Issue Date.

(d) Each Note shall mature on a Stated Maturity specified in the Note. The principal amount of each outstanding Note shall be payable on the Stated Maturity date specified therein.

(e) Unless otherwise specified in a Company Order pursuant to Section 2.05 hereof, interest on each of the Notes shall be calculated on the basis of a 360-day year of twelve 30-day months (and for any partial periods shall be calculated on the basis of the number of days elapsed in a 360-day year of twelve 30-day months) and shall be computed at a fixed rate until the Stated Maturity of such Notes. The method of computing interest on any Notes not bearing a fixed rate of interest shall be set forth in a Company Order pursuant to Section 2.05 hereof. Unless otherwise specified in a Company Order pursuant to Section 2.05 hereof, principal, interest and premium on the Notes shall be payable in the currency of the United States.

(f) Except as provided in the following sentence, the Person in whose name any Note is registered at the close of business on any Regular Record Date or Special Record Date with respect to an Interest Payment Date for such Note shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding the cancellation of such Note upon any registration of transfer, exchange or substitution of such Note subsequent to such Regular Record Date or Special Record Date and prior to such Interest Payment Date. Any interest payable at Maturity shall be paid to the Person to whom the principal of such Note is payable.

(g) So long as the Trustee is the registrar and paying agent, the Trustee shall, as soon as practicable but no later than the Regular Record Date preceding each applicable Interest Payment Date, provide to the Company a list of the principal, interest and premium to be paid on Notes on such Interest Payment Date. The Trustee shall assume responsibility for withholding taxes on interest paid as required by law except with respect to any Global Note.

Section 2.05 EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

(a) The Notes shall be executed on behalf of the Company by one of its Chairman, President, or any Vice President and by its Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company. The signature of any of these officers on the Notes may be manual or facsimile. Typographical and other minor errors or defects in any such signature shall not affect the validity or enforceability of any Note that has been duly authenticated and delivered by the Trustee.

(b) Notes bearing the manual or facsimile signatures of individuals who were at the time of execution the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

(c)  At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes of any series executed by the Company to the Trustee for authentication, together with or preceded by one or more Company Orders for the authentication and delivery of such Notes, and the Trustee in accordance with any such Company Order shall authenticate and make available for delivery such Notes; provided, however, that, with respect to Notes of a series subject to a Periodic Offering, (A) such Company Order may be delivered by the Company to the Trustee prior to the delivery to the Trustee of such Notes for authentication and delivery, (B) the Trustee shall authenticate and deliver Notes of such series for original issue from time to time, in an aggregate principal amount not exceeding the aggregate principal amount established for such series, all pursuant to a further Company Order or pursuant to such procedures acceptable to the Trustee as may be specified from time to time by such further Company Order, (C) the Stated Maturity or  Maturities, Original Issue Date or Dates, interest rate or rates and any other terms of Notes of such series shall be determined by such further Company Order or pursuant to such procedures and (D) if provided for in such procedures, such Company Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Company or its duly authorized agent or agents, which oral instructions shall be promptly confirmed in writing. Such Company Order shall specify the following with respect to each series of Notes: (i) the title of the Notes of such series (which shall distinguish the Notes of such series from Notes of all other series) and any limitations on the aggregate principal amount of the Notes to be issued as part of such series, (ii) the Original Issue Date for such series, (iii) the Stated Maturity of Notes of such series, (iv) the interest rate or rates, or method of calculation of such rate or rates, for such series and the date from which such interest will accrue, (v) the terms, if any, regarding the optional or mandatory redemption of such series, including redemption date or dates of such series, if any, and the price or prices applicable to such redemption, (vi) whether or not the Notes of such series shall be issued in whole or in part in the form of one or more Global Notes and, if so, the identity of the Depositary for such Global Note or Global Notes (vii) the denominations in which  the Notes of such series will be issued, (viii) the maximum annual interest rate, if any, of the Notes permitted for such series, (ix) the period or periods within which, the price or prices at which and the terms and conditions upon which such series may be repaid, in whole or in part, at the option of the Holder thereof, (x) the establishment of any office or agency pursuant to Section 6.02 hereof, (xi) any addition, deletion or modification to the Events of Default specified in Section 8.01 hereof, with respect to the Notes of such series, and any covenants of the Company for the benefit of the Holders of the Notes of such series set forth in Articles VI and XII hereof, (xii) the terms, if any, pursuant to which the Notes of such series may be converted into or exchanged for shares of capital stock or other securities of the Company, (xiii) the obligation, if any, of the Company to redeem, purchase or repay the Notes of such series, including, but not limited to, pursuant to any sinking fund or analogous provision or at the option of the Holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which the Notes of such series shall be redeemed, purchased or repaid pursuant to such obligation, (xiv) any remarketing features of the Notes of such series, (xv) any collateral, security, assurance or guarantee for the Notes of such series, (xvi) if other than the principal amount thereof, the portion of the principal amount of the Notes of such series payable upon declaration of acceleration of the maturity of the Notes of such series, (xvii) the securities exchange(s), if any, on which the debt securities will be listed, (xviii) any interest deferral or extension provisions, (xix)  the terms of any warrants the Company may issue to purchase the Notes of such series, (xx) the right, if any, of the Company to extend the interest payment periods of such series of Notes, including the maximum duration of any such extension or extensions, the additional interest, if any, payable on such series of Notes and any notice that must be given upon the exercise of such right to extend interest payment periods, and (xxi) any other terms of such series not inconsistent with this Indenture. With respect to Notes of a series subject to a Periodic Offering, such Company Order may provide general terms or parameters for Notes of such series and provide either that the specific terms of particular Notes of such series shall be specified in a further Company Order or that such terms shall be determined by the Company or its agents in accordance with such further Company Order as contemplated by the proviso of the first sentence of this Section 2.05(c). Prior to authenticating Notes of any series, and in accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall receive from the Company the following at or before the issuance of such series of Notes, and (subject to Section 9.01 hereof) shall be fully protected in relying upon, unless and until such documents have been superseded or revoked prior to such issuance:

(1)           A Board Resolution authorizing such Company Order or Orders and, if the form of Notes is established by a Board Resolution or a Company Order pursuant to a Board Resolution, a copy of such Board Resolution;

(2)           At the option of the Company, either an Opinion of Counsel or a letter addressed to the Trustee permitting it to rely on an Opinion of Counsel, stating substantially the following subject to customary qualifications and exceptions:

(A)           if the form of such Notes has been established by or pursuant to a Board Resolution, a Company Order pursuant to a Board Resolution, or in a supplemental indenture as permitted by Section 2.01 hereof, that such form has been established in conformity with this Indenture;

(B)           that this Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding at law or in equity) and by an implied covenant of reasonableness, good faith and fair dealing;

(C)           that this Indenture is qualified to the extent necessary under the TIA or, if not so required, that this Indenture is not required to be qualified under the TIA;

(D)           that such Notes have been duly authorized and executed by the Company, and when authenticated by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding at law or in equity) and by an implied covenant of reasonableness, good faith and fair dealing;

(E)           that the issuance of such Notes will not result in any default under this Indenture;

(F)           that all consents or approvals of the Commission (or any successor agency) under the Public Utility Holding Company Act of 1935 and of any other federal or state regulatory agency required in connection with the Company's execution and delivery of this Indenture and such Notes have been obtained and are in full force and effect (except that no statement need be made with respect to state securities laws); and

(G)           that all conditions that must be met by the Company to issue Notes under this Indenture have been met.

(3)           An Officers' Certificate stating that (i) the Company is not, and upon the authentication by the Trustee of such Notes, will not be in default under any of the terms or covenants contained in this Indenture and (ii) all conditions that must be met by the Company to issue Notes under this Indenture have been met.

(d) No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of an authorized officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

            The Trustee shall have the right to decline to authenticate and deliver any Notes under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such actions would expose the Trustee to personallliability to existing Holders.

(e) If all Notes of a series are not to be authenticated and issued at one time in connection with a Periodic Offering, the Company shall not be required to deliver the Company Order, Board Resolution, Officers' Certificate and Opinion of Counsel (including any of the foregoing that would be otherwise required pursuant to Section 15.05 hereof) described in Section 2.05(c) hereof at or prior to the authentication of each Note of such series, if such items are delivered at or prior to the time of authentication of the first Note of such series to be authenticated and issued.

Section 2.06 EXCHANGE AND REGISTRATION OF TRANSFER OF NOTES.

(a) Subject to Section 2.13 hereof, Notes of any series may be exchanged for one or more new Notes of the same series of any authorized denominations and of a like aggregate principal amount, series and Stated Maturity and having the same terms and Original Issue Date. Notes to be exchanged shall be surrendered at any of the offices or agencies to be maintained pursuant to Section 6.02 hereof, and the Trustee shall authenticate and deliver in exchange therefor the Note or Notes of such series which the Noteholder making the exchange shall be entitled to receive.

(b) The Trustee shall keep, at one of said offices or agencies, a register or registers in which, subject to such reasonable regulations as it may prescribe, the Trustee shall register or cause to be registered Notes and shall register or cause to be registered the transfer of Notes as in this Article II provided. Such register shall be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times, such register shall be open for inspection by the Company. Upon due presentment for registration of transfer of any Note at any such office or agency, the Company shall execute and the Trustee shall register, authenticate and deliver in the name of the transferee or transferees one or more new Notes of any authorized denominations and of a like aggregate principal amount, series and Stated Maturity and having the same terms and Original Issue Date.

(c) All Notes presented for registration of transfer or for exchange, redemption or payment shall be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee and duly executed by the Holder or the attorney in fact of such Holder duly authorized in writing.

(d) No service charge shall be made for any exchange or registration of transfer of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

(e) The Trustee shall not be required to exchange or register the transfer of any Notes selected, called or being called for redemption (including Notes, if any, redeemable at the option of the Holder provided such Notes are then redeemable at such Holder's option) except, in the case of any Note to be redeemed in part, the portion thereof not to be so redeemed.

(f) If the principal amount, and applicable premium, of part, but not all of a Global Note is paid, then upon surrender to the Trustee of such Global Note, the Company shall execute, and the Trustee shall authenticate, deliver and register, a Global Note in an authorized denomination in aggregate principal amount equal to, and having the same terms, Original Issue Date and series as, the unpaid portion of such Global Note.

Section 2.07 MUTILATED, DESTROYED, LOST OR STOLEN NOTES.

(a) If any temporary or definitive Note shall become mutilated or be destroyed, lost or stolen, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, a new Note of like form and principal amount and having the same terms and Original Issue Date and bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, the Trustee and any paying agent or Authenticating Agent such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft of a Note, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

(b) The Trustee shall authenticate any such substituted Note and deliver the same upon the written request or authorization of any officer of the Company. Upon the issuance of any substituted Note, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. If any Note which has matured, is about to mature, has been redeemed or called for redemption shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substituted Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Note) if the applicant for such payment shall furnish to the Company, the Trustee and any paying agent or Authenticating Agent such security or indemnity as may be required by them to save each of them harmless and, in case of destruction, loss or theft, evidence satisfactory to the Company and the Trustee of the destruction, loss or theft of such Note and of the ownership thereof.

(c) Every substituted Note issued pursuant to this Section 2.07 by virtue of the fact that any Note is mutilated, destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not such destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder. All Notes shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes and shall preclude to the full extent permitted by applicable law any and all other rights or remedies with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 2.08 TEMPORARY NOTES. Pending the preparation of definitive Notes of any series, the Company may execute and the Trustee shall authenticate and deliver temporary Notes (printed, lithographed or otherwise reproduced).  Temporary Notes shall be issuable in any authorized denomination and substantially in the form of the definitive Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Notes. Without unreasonable delay the Company shall execute and shall deliver to the Trustee definitive Notes of such series and thereupon any or all temporary Notes of such series shall be surrendered in exchange therefor at the corporate trust office of the Trustee, and the Trustee shall authenticate, deliver and register in exchange for such temporary Notes an equal aggregate principal amount of definitive Notes of such series. Such exchange shall be made by the Company at its own expense and without any charge therefor to the Noteholders. Until so exchanged, the temporary Notes of such series shall in all respects be entitled to the same benefits under this Indenture as definitive Notes of such series authenticated and delivered hereunder.

Section 2.09 CANCELLATION OF NOTES PAID, ETC. All Notes surrendered for the purpose of payment, redemption, exchange or registration of transfer shall be surrendered to the Trustee for cancellation and promptly cancelled by it and no Notes shall be issued in lieu thereof except as expressly permitted by this Indenture. The Company shall surrender to the Trustee any Notes so acquired by it and such Notes shall be cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes so cancelled.

Section 2.10 INTEREST RIGHTS PRESERVED. Each Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note shall carry all the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note, and each such Note shall be so dated that neither gain nor loss of interest shall result from such transfer, exchange or substitution.

Section 2.11 SPECIAL RECORD DATE. If and to the extent that the Company fails to make timely payment or provision for timely payment of interest on any series of Notes (other than on an Interest Payment Date that is a Maturity date), that interest shall cease to be payable to the Persons who were the Noteholders of such series at the applicable Regular Record Date. In that event, when moneys become available for payment of the interest, the Trustee shall (a) establish a date of payment of such interest and a Special Record Date for the payment of that interest, which Special Record Date shall be not more than 15 or fewer than 10 days prior to the date of the proposed payment and (b) mail notice of the date of payment and of the Special Record Date not fewer than 10 days preceding the Special Record Date to each Noteholder of such series at the close of business on the 15th day preceding the mailing at the address of such Noteholder, as it appeared on the register for the Notes. On the day so established by the Trustee, the interest shall be payable to the Holders of the applicable Notes at the close of business on the Special Record Date.

Section 2.12 PAYMENT OF NOTES. Payment of the principal of and interest and premium on all Notes shall be payable as follows:

(a) On or before 10:00 a.m., New York City time, or such other time as shall be agreed upon between the Trustee and the Company, of the day on which payment of principal, interest and premium is due on any Global Note pursuant to the terms thereof, the Company shall deliver to the Trustee or the paying agent funds available on such date sufficient to make such payment, by wire transfer of immediately available funds or by instructing the Trustee to withdraw sufficient funds from an account maintained by the Company with the Trustee or such other method as is acceptable to the Trustee. On or before 1:30 p.m.,, New York City time, or such other time as shall be agreed upon between the Trustee and the Depositary, of the day on which any payment of interest is due on any Global Note (other than at Maturity), the Trustee shall pay to the Depositary such interest in same day funds. On or before 1:30 p.m., New York City time or such other time as shall be agreed upon between the Trustee and the Depositary, of the day on which principal, interest payable at Maturity and premium, if any, is due on any Global Note, the Trustee shall deposit with the Depositary the amount equal to the principal, interest payable at Maturity and premium, if any, by wire transfer into the account specified by the Depositary. As a condition to the payment, at Maturity, of any part of the principal of, interest on, and applicable premium of any Global Note, the Depositary shall surrender, or cause to be surrendered, such Global Note to the Trustee, whereupon a new Global Note shall be issued to the Depositary pursuant to Section 2.06(f) hereof.

(b) With respect to any Note that is not a Global Note, principal, applicable premium and interest due at the Maturity of the Note shall be payable in immediately available funds when due upon presentation and surrender of such Note at the corporate trust office of the Trustee or at the authorized office of any paying agent in the Borough of Manhattan, The City and State of New York. Interest on any Note that is not a Global Note (other than interest payable at Maturity) shall be paid by check payable in clearinghouse funds mailed to the Holder thereof at such Holder's address as it appears on the register; provided that if the Trustee receives a written request from any Holder of Notes, the aggregate principal amount of which having the same Interest Payment Date equals or exceeds $10,000,000, on or before the applicable Regular Record Date for such Interest Payment Date, interest on such Note shall be paid by wire transfer of immediately available funds to a bank within the continental United States designated by such Holder in its request or by direct deposit into the account of such Holder designated by such Holder in its request if such account is maintained with the Trustee or any paying agent.

Section 2.13 NOTES ISSUABLE IN THE FORM OF A GLOBAL NOTE.

(a) If the Company shall establish pursuant to Section 2.05 hereof that the Notes of a particular series are to be issued in the form of one or more Global Notes, then the Company shall execute and the Trustee shall, in accordance with Section 2.05 hereof and the Company Order delivered to the Trustee thereunder, authenticate and deliver such Global Note or Notes, which, unless otherwise specified in such Company Order, (i) shall represent, shall be denominated in an amount equal to the aggregate principal amount of, and shall have the same terms as, the outstanding Notes of such series to be represented by such Global Note or Notes, (ii) shall be registered in the name of the Depositary or its nominee, (iii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction and (iv) shall bear a legend substantially to the following effect: "This Note is a Global Note registered in the name of the Depositary (referred to herein) or a nominee thereof and, unless and until it is exchanged in whole for the individual Notes represented hereby as provided in the Indenture referred to below, this Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this Global Note is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York), to the Trustee for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, Cede & Co., has an interest herein" or such other legend as may be required by the rules and regulations of the Depositary.

(b)   (i) If at any time the Depositary for a Global Note notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or if at any time the Depositary for the
Global Note shall no longer be eligible or in good standing under the Securities Exchange Act of 1934 or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to such Global Note. If a successor Depositary for such Global Note is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company's election pursuant to Section 2.05(c)(vi) hereof shall no longer be effective with respect to the series of Notes evidenced by such Global Note and the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Notes of such series in exchange for such Global Note, shall authenticate and deliver, individual Notes of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Note in exchange for such Global Note. The Trustee shall not be charged with knowledge or notice of the ineligibility of a Depositary unless a Responsible Officer shall have actual knowledge thereof.
(ii)           (A)           The Company may at any time and in its sole discretion determine that all outstanding (but not less than all) Notes of a series issued or issuable in the form of one or more Global Notes shall no longer be represented by such Global Note or Notes. In such event the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Notes in exchange for such Global Note, shall authenticate and deliver individual Notes of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Note or Notes in exchange for such Global Note or Notes.

(B)           Within seven days after the occurrence of an Event of Default with respect to any series of Global Notes, the Company shall execute, and the Trustee shall authenticate and deliver, Notes of such series in definitive registered form in any authorized denominations and in aggregate principal amount equal to the principal amount of such Global Notes in exchange for such Global Notes.

(iii)           In any exchange provided for in any of the preceding two paragraphs, the Company will execute and the Trustee will authenticate and deliver individual Notes in definitive registered form in authorized denominations. Upon the exchange of a Global Note for individual Notes, such Global Note shall be cancelled by the Trustee. Notes issued in exchange for a Global Note pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Note, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Notes to the Depositary for delivery to the persons in whose names such Notes are so registered, or if the Depositary shall refuse or be unable to deliver such Notes, the Trustee shall deliver such Notes to the persons in whose names such Notes are registered, unless otherwise agreed upon between the Trustee and the Company, in which event the Company shall cause the Notes to be delivered to the persons in whose names such Notes are registered.

(c) Neither the Company, the Trustee, any Authenticating Agent nor any paying agent shall have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

(d) Pursuant to the provisions of this subsection, at the option of the Trustee (subject to Section 2.04(a) hereof) and upon 30 days' written notice to the Depositary but not prior to the first Interest Payment Date of the respective Global Notes, the Depositary shall be required to surrender any two or more Global Notes which have identical terms, including, without limitation, identical maturities, interest rates and redemption provisions (but which may have differing Original Issue Dates) to the Trustee, and the Company shall execute and the Trustee shall authenticate and deliver to, or at the direction of, the Depositary a Global Note in principal amount equal to the aggregate principal amount of, and with all terms identical to, the Global Notes surrendered thereto and that shall indicate each applicable Original Issue Date and the principal amount applicable to each such Original Issue Date. The exchange contemplated in this subsection shall be consummated at least 30 days prior to any Interest Payment Date applicable to any of the Global Notes surrendered to the Trustee. Upon any exchange of any Global Note with two or more Original Issue Dates, whether pursuant to this Section or pursuant to Section 2.06 or Section 3.03 hereof, the aggregate principal amount of the Notes with a particular Original Issue Date shall be the same before and after such exchange, after giving effect to any retirement of Notes and the Original Issue Dates applicable to such Notes occurring in connection with such exchange.

Section 2.14 CUSIP AND ISIN NUMBERS. The Company in issuing Notes may use "CUSIP" or "ISIN" numbers (if then generally in use) and, if so used, the Trustee shall use "CUSIP" or "ISIN" numbers in notices of redemption as a convenience to holders of Notes; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the "CUSIP" or "ISIN" numbers.

Section 2.15 EXTENSION OF INTEREST PAYMENT PERIODS.  The Company shall have the right at any time, so long as the Company is not in default in the payment of interest on the Notes of any series hereunder, to extend interest payment periods on all Notes of one or more series, if so specified as contemplated by Section 2.05 with respect to such Notes and upon such terms as may be specified as contemplated by Section 2.05 with respect to such Notes.

ARTICLE III

REDEMPTION OF NOTES

Section 3.01 APPLICABILITY OF ARTICLE.  Those Notes of any series that are, by their terms, redeemable prior to their Stated Maturity at the option of the Company, may be redeemed by the Company at such times, in such amounts and at such prices as may be specified therein and in accordance with the provisions of this Article III.

Section 3.02 NOTICE OF REDEMPTION; SELECTION OF NOTES.

(a) The election of the Company to redeem any Notes shall be evidenced by a Board Resolution which shall be given with notice of redemption to the Trustee at least 45 days (or such shorter period acceptable to the Trustee in its sole discretion) prior to the redemption date specified in such notice.

(b) Notice of redemption to each Holder of Notes to be redeemed as a whole or in part shall be given by the Trustee, in the manner provided in Section 15.10 hereof, no less than 30 or more than 60 days prior to the date fixed for redemption. Any notice which is given in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Noteholder receives the notice. In any case, failure duly to give such notice, or any defect in such notice, to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

(c) Each such notice shall identify the Notes to be redeemed (including "CUSIP" or "ISIN" numbers) and shall specify the date fixed for redemption, the places of redemption and the redemption price (or the method for calculation thereof) at which such Notes are to be redeemed, and shall state that (subject to subsection (e) of this section) payment of the redemption price of such Notes or portion thereof to be redeemed will be made upon surrender of such Notes at such places of redemption, that interest accrued to the date fixed for redemption will be paid as specified in such notice, and that from and after such date interest thereon shall cease to accrue. If less than all of a series of Notes having the same terms are to be redeemed, the notice shall specify the Notes or portions thereof to be redeemed. If any Note is to be redeemed in part only, the notice which relates to such Note shall state the portion of the principal amount thereof to be redeemed, and shall state that, upon surrender of such Note, a new Note or Notes having the same terms in aggregate principal amount equal to the unredeemed portion thereof will be issued.

(d) Unless otherwise provided by a Company Order under Section 2.05 hereof, if less than all of a series of Notes is to be redeemed, the Trustee shall select in such manner as it shall deem appropriate and fair in its discretion the particular Notes to be redeemed in whole or in part and shall hereafter promptly notify the Company in writing of the Notes so to be redeemed. If less than all of a series of Notes represented by a Global Note is to be redeemed, the particular Notes or portions thereof of such series to be redeemed shall be selected by the Depositary for such series of Notes in such manner as the Depositary shall determine. Notes shall be redeemed only in denominations of $1,000, or such other denominations authorized by a Company Order pursuant to Section 2.05 hereof, provided that any remaining principal amount of a Note redeemed in part shall be a denomination authorized under this Indenture.

(e) If at the time of the mailing of any notice of redemption at the option of the Company, the Company shall not have irrevocably directed the Trustee to apply funds then on deposit with the Trustee or held by it and available to be used for the redemption of Notes to redeem all the Notes called for redemption, such notice, at the election of the Company, may state that it is conditional and subject to the receipt of the redemption moneys by the Trustee on or before the date fixed for redemption and that such notice shall be of no force and effect unless such moneys are so received on or before such date.

Section 3.03 PAYMENT OF NOTES ON REDEMPTION; DEPOSIT OF REDEMPTION PRICE.

(a) If notice of redemption for any Notes shall have been given as provided in Section 3.02 hereof and such notice shall not contain the language permitted at the Company's option under Section 3.02(e) hereof, such Notes or portions of Notes called for redemption shall become due and payable on the date and at the places stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption of such Notes. Interest on the Notes or portions thereof so called for redemption shall cease to accrue and such Notes or portions thereof shall be deemed not to be entitled to any benefit under this Indenture except to receive payment of the redemption price together with interest accrued thereon to the date fixed for redemption.  Upon presentation and surrender of such Notes at the place of payment specified in such notice, such Notes or the specified portions thereof shall be paid and redeemed at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption.

(b) If notice of redemption shall have been given as provided in Section 3.02 hereof and such notice shall contain the language permitted at the Company's option under Section 3.02(e) hereof, such Notes or portions of Notes called for redemption shall become due and payable on the date and at the places stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption of such Notes, and interest on the Notes or portions thereof so called for redemption shall cease to accrue and such Notes or portions thereof shall be deemed not to be entitled to any benefit under this Indenture except to receive payment of the redemption price together with interest accrued thereon to the date fixed for redemption; provided that, in each case, the Company shall have deposited with the Trustee or a paying agent on or prior to 11:00 a.m. New York City time on such redemption date an amount sufficient to pay the redemption price together with interest accrued to the date fixed for redemption. Upon the Company making such deposit and, upon presentation and surrender of such Notes at such a place of payment in such notice specified, such Notes or the specified portions thereof shall be paid and redeemed at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption. If the Company shall not make such deposit on or prior to the redemption date, the notice of redemption shall be of no force and effect and the principal on such Notes or specified portions thereof shall continue to bear interest as if the notice of redemption had not been given.

(c) No notice of redemption of Notes shall be mailed during the continuance of any Event of Default, except (1) that, when notice of redemption of any Notes has been mailed, the Company shall redeem such Notes but only if funds sufficient for that purpose have prior to the occurrence of such Event of Default been deposited with the Trustee or a paying agent for such purpose, and (2) that notices of redemption of all outstanding Notes may be given during the continuance of an Event of Default.

(d) Upon surrender of any Note redeemed in part only, the Company shall execute, and the Trustee shall authenticate, deliver and register, a new Note or Notes of authorized denominations in aggregate principal amount equal to, and having the same terms, Original Issue Date or Dates and series as, the unredeemed portion of the Note so surrendered.

ARTICLE IV

SINKING FUNDS

Section 4.01 APPLICABILITY OF ARTICLE. The provisions of this Article shall be applicable to any sinking fund for the retirement of the Notes of any series, except as otherwise specified as contemplated by Section 2.05(c) hereof for Notes of such series.

The minimum amount of any sinking fund payment provided for by the terms of Notes of any series is herein referred to as a "mandatory sinking fund payment", and any payment in excess of such minimum amount provided for by the terms of Notes of any series is herein referred to as an "optional sinking fund payment". If provided for by the terms of Notes of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 4.02 hereof. Each sinking fund payment shall be applied to the redemption of Notes of the series in respect of which it was made as provided for by the terms of such Notes.

Section 4.02 SATISFACTION OF SINKING FUND PAYMENTS WITH NOTES. The Company (a) may deliver Outstanding Notes (other than any previously called for redemption) of a series in respect of which a mandatory sinking fund payment is to be made and (b) may apply as a credit Notes of such series which have been redeemed either at the election of the Company pursuant to the terms of such Notes or through the application of permitted optional sinking fund payments pursuant to the terms of such Notes, in each case in satisfaction of all or any part of such mandatory sinking fund payment; provided, however, that no Notes shall be applied in satisfaction of a mandatory sinking fund payment if such Notes shall have been previously so applied. Notes so applied shall be received and credited for such purpose by the Trustee at the redemption price specified in such Notes for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

Section 4.03 REDEMPTION OF NOTES FOR SINKING FUND. Not less than 45 days prior to each sinking fund payment date for the Notes of any series, the Company shall deliver to the Trustee an Officers' Certificate specifying:

(a) the amount of the next succeeding mandatory sinking fund payment for such series;

(b) the amount, if any, of the optional sinking fund payment to be made together with such mandatory sinking fund payment;

(c) the aggregate sinking fund payment;

(d) the portion, if any, of such aggregate sinking fund payment which is to be satisfied by the payment of cash; and

(e) the portion, if any, of such aggregate sinking fund payment which is to be satisfied by delivering and crediting Notes of such series pursuant to Section 4.02 hereof and stating the basis for such credit and that such Notes have not previously been so credited.

The Company shall also deliver to the Trustee any Notes to be so delivered. If the Company shall not deliver such Officers' Certificate, the next succeeding sinking fund payment for such series shall be made entirely in cash in the amount of the mandatory sinking fund payment. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Notes to be redeemed upon such sinking fund payment date in the manner specified in Section 3.02(d) hereof and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 3.02 hereof.  Such notice having been duly given, the redemption of such Notes shall be made upon the terms and in the manner stated in Section 3.03 hereof.

ARTICLE V

SATISFACTION AND DISCHARGE; UNCLAIMED MONEYS

Section 5.01 SATISFACTION AND DISCHARGE OF INDENTURE. This Indenture shall upon the request of the Company cease to be of further effect with respect to the Notes of any series (except as to any surviving rights of registration of transfer or exchange of Notes of such series herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(a) either:

(i)           all Notes of such series previously authenticated and delivered (other than Notes of such series which have been destroyed, lost or stolen and which have been replaced or paid) have been delivered to the Trustee for cancellation; or

(ii)           all the Notes of such series not previously delivered to the Trustee for cancellation have become due and payable (whether at stated maturity, early redemption or otherwise), and the Company has deposited, or caused to be deposited, irrevocably with the Trustee as funds in trust solely for the benefit of the Holders of the Notes of such series an amount in cash sufficient to pay principal of, premium, if any, and interest on all outstanding Notes of such series;

(b) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Notes of such series; and

(c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Notes of such series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture with respect to the Notes of any or all series, the obligations of the Company to the Trustee under Section 9.06 hereof shall survive, and, if money will have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section 5.01, the obligations of the Trustee under Sections 5.02 and 5.05 hereof shall survive.

Section 5.02 APPLICATION OF TRUST FUNDS; INDEMNIFICATION.

(a) Subject to the provisions of Section 5.05 hereof, all money and U.S. Government Obligations deposited with the Trustee pursuant to Section 5.01, 5.03 or 5.04 hereof and all money received by the Trustee in respect of U.S. Government Obligations deposited with the Trustee pursuant to Sections 5.01,5.03 or 5.04 hereof, shall be held in trust and applied by it, in accordance with the provisions of the Notes of any particular series and this Indenture, to the payment, either directly or through any paying agent as the Trustee may determine, to the persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with or received by the Trustee.

(b) The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations deposited pursuant to Sections 5.01, 5.03 or 5.04 hereof or the interest, premium, if any, and principal received in respect of such obligations other than any payable by or on behalf of Holders.

(c) The Trustee shall deliver or pay to the Company from time to time upon the request of the Company any U.S. Government Obligations or money held by it as provided in Sections 5.01, 5.03 or 5.04 hereof which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such U.S. Government Obligations or money were deposited or received. This provision shall not authorize the sale by the Trustee of any U.S. Government Obligations held under this Indenture.

Section 5.03 LEGAL DEFEASANCE. The Company shall be deemed to have been discharged from its obligations with respect to all of the outstanding Notes of any series on the day after the date of the deposit referred to in subparagraph (i) hereof, and the provisions of this Indenture, as it relates to the outstanding Notes of such series, shall no longer be in effect (and the Trustee, at the expense of the Company, shall, upon the request of the Company, execute proper instruments acknowledging the same), except as to:

(a) the rights of Holders of the Notes of such series to receive, solely from the trust funds described in subparagraph (i) below, payments of the principal of, premium, if any, or interest on the outstanding Notes of such series on the date such payments are due;

(b) the Company's obligations with respect to the Notes of such series under Sections 2.06, 2.07, 2.13, 6.02 and 6.04 hereof; and

(c) the rights, powers, trust and immunities of the Trustee hereunder and the duties of the Trustee under Section 5.02 hereof and the duty of the Trustee to authenticate Notes of such series issued on registration of transfer of exchange; provided that the following conditions shall have been satisfied:

(i)           the Company shall have deposited, or caused to be deposited, irrevocably with the Trustee as funds in trust for the purpose of making the following payments, specifically pledged as security for and dedicated solely to the benefit of the Holders of the Notes of such series, cash in U.S. dollars and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof, in accordance with their terms, will provide (without reinvestment), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay principal of, premium, if any, and interest on all the Notes of such series on the dates such payments of principal, premium, if any, or interest are due to maturity or redemption;

(ii)           no Event of Default or event which with the giving of notice or lapse of time or both would become an Event of Default with respect to the Notes of such series shall have occurred and be continuing on the date of such deposit and 91 days shall have passed after the deposit has been made, and, during such 91 day period, no Default with respect to the Notes of such series specified in Section 8.01(a)(5) or (6) hereof with respect to the Company occurs which is continuing at the end of such period;

(iii)           the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel to the effect that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of execution of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

(iv)           the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes of such series over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company;

(v)           such deposit shall not cause the Trustee to have a conflicting interest within the meaning of the TIA with respect to any securities of the Company or result in the trust arising from such deposit constituting an "investment company" (as defined in the Investment Company Act of 1940, as amended); and

(vi)           the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the defeasance contemplated by this Section 5.03 have been complied with.

Subject to compliance with this Article V, the Company may exercise its option under this Section 5.03 notwithstanding the prior exercise of its option under Section 5.04 with respect to the Notes of any series. Following a defeasance, payment of the Notes of such series may not be accelerated because of an Event of Default.

Section 5.04 COVENANT DEFEASANCE. On and after the day after the date of the deposit referred to in subparagraph (a) hereof, the Company may omit to comply with any term, provision or condition set forth under Section 6.05 and Article XII hereof as well as any additional covenants contained in a supplemental indenture hereto (and the failure to comply with any such provisions shall not constitute a Default or Event of Default under Section 8.01 hereof) and the occurrence of any event described in clause (3) and (4) of Section 8.01(a) hereof shall not constitute a Default or Event of Default hereunder, with respect to the Notes of any series, provided that the following conditions shall have been satisfied:

(a) with reference to this Section 5.04, the Company has deposited, or caused to be deposited, irrevocably (except as provided in Section 5.05 hereof) with the Trustee as funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes of such series, cash in U.S. dollars and/or U.S. Government Obligations which through the payment of principal and interest in respect thereof, in accordance with their terms, will provide (without reinvestment), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay principal, premium, if any, and interest on all the Notes of such series on the dates such payments of principal, premium, if any, and interest are due to maturity or redemption;

(b) no Event of Default or event which with the giving of notice or lapse of time or both would become an Event of Default with respect to the Notes of such series shall have occurred and be continuing on the date of such deposit and 91 days shall have passed after the deposit has been made, and, during such 91 day period, no Default with respect to the Notes of such series specified in Section 8.01(a)(5) or (6) hereof with respect to the Company occurs which is continuing at the end of such period;

(c) the Company shall have delivered to the Trustee an Opinion of Counsel confirming that Holders of the Notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(d) the Company shall have delivered to the Trustee an Officers' Certificate stating the deposit was not made by the Company with the intent of preferring the Holders of the Notes of such series over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company;

(e) such deposit shall not cause the Trustee to have a conflicting interest within the meaning of the TIA with respect to any securities of the Company or result in the trust arising from such deposit constituting an "investment company" (as defined in the Investment Company Act of 1940, as amended);

(f) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the defeasance contemplated by this Section 5.04 have been complied with; and

(g) following a covenant defeasance, payment of the Notes of any series may not be accelerated because of an Event of Default specified in Sections 8.01(a)(5) and (6) or by reference to Sections 6.05 and 8.01(a)(3) and (4) and Article XII hereof.

Section 5.05 REPAYMENT TO COMPANY. The Trustee and the paying agent shall pay to the Company upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years after the date upon which such payment shall have become due. After payment to the Company, Holders of the Notes of such series entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

ARTICLE VI

PARTICULAR COVENANTS OF THE COMPANY

Section 6.01 PAYMENT OF PRINCIPAL AND INTEREST. The Company covenants and agrees for the benefit of the Holders of the Notes of any series that it will duly and punctually pay or cause to be paid the principal of and any premium and interest, if any, on, such Notes at the places, at the respective times and in the manner provided in such Notes or in this Indenture.

Section 6.02 OFFICES FOR PAYMENTS, ETC. So long as the Notes of any series are outstanding hereunder, the Company will maintain an office or agency where the Notes of such series may be presented for payment, for exchange as in this Indenture provided, for registration of transfer as in this Indenture provided, and where notices and demands to or upon the Company in respect of the securities under this Indenture may be served.  The Principal Executive Offices of the Company will be such office or agency unless the Company shall maintain some other office or agency for such purposes and shall give the Trustee and the registered holders of the securities written notice of the location thereof.  If the Company shall fail to give such notice of the location or of any change in the location of any of the above offices or agencies, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Trustee, and, in such event, the Trustee shall act as the Company's agent to receive all such presentations, surrenders, notices and demands.

The Company may from time to time designate one or more additional offices or agencies where the Notes of any series may be presented for payment, for exchange as in this Indenture provided and for registration of transfer as in this Indenture provided, and the Company may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain any office or agency provided for in this Section. The Company will give to the Trustee prompt written notice of any such designation or rescission thereof and of any change in the location of any such other office or agency.

Section 6.03 APPOINTMENT TO FILL A VACANCY IN OFFICE OF TRUSTEE. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 9.11, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 6.04 PROVISION AS TO PAYING AGENT. The Trustee shall be the paying agent for the Notes and, at the option of the Company, the Company may appoint additional paying agents (including without limitation itself or its Subsidiary unless an Event of Default has occurred and is continuing). Whenever the Company shall appoint a paying agent other than the Trustee with respect to the Notes, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section:

(a) that such paying agent will hold all sums received by it as such agent for the payment of the principal of or interest, if any, on the Notes (whether such sums have been paid to it by the Company or by any other obligor on the Notes) in trust for the benefit of the Holders of the Notes, or of the Trustee until such sums shall be paid to such Holders or otherwise disposed of as herein provided;

(b) that such paying agent will give the Trustee notice of any failure by the Company (or by any other obligor on Notes) to make any payment of the principal of, premium if any, or interest on the Notes when the same shall be due and payable; and

(c) that such paying agent will at any time during the continuance of any such failure, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such paying agent.

The Company will, on or prior to each due date of the principal of and any premium, if any, or interest on the Notes, deposit with the paying agent a sum sufficient to pay such principal and any premium or interest so becoming due, such sum to be held in trust for the benefit of the Holders of the Notes entitled to such principal of and any premium or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action.

If the Company or its Subsidiary shall act as its own paying agent with respect to the Notes, it will, on or before each due date of the principal of (and premium, if any) or interest, if any, on the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes, a sum sufficient to pay such principal (and premium, if any) or interest, if any, so becoming due until such sums shall be paid to such Holders or otherwise disposed of as herein provided. The Company will promptly notify the Trustee of any failure to take such action.

The Company may at any time pay or cause to be paid to the Trustee all sums held in trust by it or any paying agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained, and, upon such payment by any paying agent to the Trustee, such paying agent shall be released from all further liability with respect to such money.

Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Sections 5.03 and 5.04.

Section 6.05 CORPORATE EXISTENCE. Subject to the rights of the Company under Article XII, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the rights (charter and statutory) and franchises of the Company; provided, however, that the Company shall not be required to preserve any such right or franchise if, in the judgment of the Company, the preservation thereof is no longer desirable in the conduct of the business of the Company.

Section 6.06 CERTIFICATES AND NOTICE TO TRUSTEE. The Company shall, on or before June 30 of each year, commencing in 2007 deliver to the Trustee a certificate from its principal executive officer, principal financial officer or principal accounting officer covering the preceding calendar year and stating whether or not, to the knowledge of such Person, the Company has complied with all conditions and covenants under this Indenture, and, if not, describing in reasonable detail any failure by the Company to comply with any such conditions or covenants. For purposes of this Section, compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

ARTICLE VII

NOTEHOLDER LISTS AND REPORTS BY
THE COMPANY AND THE TRUSTEE

Section 7.01 COMPANY TO FURNISH NOTEHOLDER LISTS. The Company and any other obligor on the Notes shall furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of the Notes:

(a) semi-annually and not more than 15 days after each Regular Record Date for each Interest Payment Date that is not a Maturity date, as of such Regular Record Date, and such list need not include information received after such date; and

(b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, as of a date not more than 15 days prior to the time such information is furnished, and such list need not include information received after such date; provided that if and so long as the Trustee shall be the registrar for the Notes, such list shall not be required to be furnished.

Section 7.02 PRESERVATION AND DISCLOSURE OF NOTEHOLDER LISTS.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of the Notes (i) contained in the most recent lists furnished to it as provided in Section 7.01, (ii) received by it in the capacity of registrar for the Notes, if so acting, and (iii) filed with it within the two preceding years pursuant to Section 7.04(d)(2). The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

(b) In case three or more Holders of Notes (hereinafter referred to as "applicants") apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such applicant has owned a Note for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Notes with respect to their rights under this Indenture or under the Notes and such application is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either

(i)           afford to such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section; or

(ii)           inform such applicants as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with the provisions of such subsection (a) and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford to such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder of Notes, whose name and address appears in the information preserved at the time by the Trustee in accordance with the provisions of such subsection (a) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met, and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

(c) Each and every Holder of a Note, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Notes in accordance with the provisions of subsection (b) of this Section, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under such subsection (b).

Section 7.03 REPORTS BY THE COMPANY. The Company shall:

(a) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations. Filing of such information, documents and reports with the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates); and

(c) transmit by mail to all Holders of Notes, within 30 days after the filing thereof with the Trustee in the manner and to the extent provided in Section 7.04(d), such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

Note that, for purposes of this Section 7.03, the Company's responsibility to file information with the Trustee which is also filed with the Commission, shall be deemed to be satisfied by the posting of the Company's filings with the Commission on the Commission's website (www.sec.gov/edgar).

      Section 7.04 REPORTS BY THE TRUSTEE.

(a) Annually, not later than August 15 of each year, the Trustee shall transmit by mail a brief report dated as of such date that complies with Section 313(a) of the TIA (to the extent required by such Section).

(b) The Trustee shall from time to time transmit by mail brief reports that comply, both in content and date of delivery, with Section 313(b) of the TIA (to the extent required by such Section).

(c) A copy of each such report filed pursuant to this section shall, at the time of such transmission to such Holders, be filed by the Trustee with each stock exchange upon which any Notes are listed and also with the Commission. The Company will notify the Trustee promptly in writing upon the listing of such Notes on any stock exchange or any delisting thereof.

(d) Except as otherwise described in Section 7.03, reports pursuant to this Section shall be transmitted:

(1)           by mail to all Holders of Notes, as their names and addresses appear in the register for the Notes;

(2)           by mail to such Holders of Notes as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for such purpose;

(3)           by mail, except in the case of reports pursuant to Section 7.04(b) and (c) hereof, to all Holders of Notes whose names and addresses have been furnished to or received by the Trustee pursuant to Section 7.01 and 7.02(a)(ii) hereof; and

(4)           at the time such report is transmitted to the Holders of the Notes, to each exchange on which Notes are listed and also with the Commission.

ARTICLE VIII

REMEDIES OF THE TRUSTEE AND NOTEHOLDERS
ON EVENTS OF DEFAULT

Section 8.01 EVENTS OF DEFAULT.

(a) If one or more of the following Events of Default with respect to the Notes of any series shall have occurred and be continuing:

(1)           default in the payment of any installment of interest upon any Note of such series as and when the same shall become due and payable, and continuance of such default for a period of thirty (30) days, provided, however, that a valid extension of the interest payment period or deferral of interest payment by the Company as contemplated in Section 2.15 shall not constitute a failure to pay interest for this purpose;

(2)           default in the payment of the principal of or any premium on any Note of such series as and when the same shall become due and payable, and continuance of such default for a period of one (1) day;

(3)           failure on the part of the Company duly to observe or perform any other covenants or agreements on the part of the Company contained in this Indenture (other than a covenant or agreement that has been expressly included in this Indenture solely for the benefit of one or more series of Notes other than such series) for a period of sixty (60) days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" hereunder and demanding that the Company remedy the same, shall have been given to the Company by the Trustee by registered mail, or to the Company and the Trustee by the Holders of not less than 33% in aggregate principal amount of the Notes of such series at the time outstanding;

(4)           a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable law, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days;

(5)           the Company shall commence a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect or any other case or proceeding to be adjudicated a bankrupt or insolvent, or consent to the entry of a decree or order for relief in an involuntary case under any such law, or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable law, or consent to the filing of such petition or to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for any substantial part of the property of the Company, or make any general assignment for the benefit of creditors, or the notice by it in writing of its inability to pay its debts generally as they become due, or the taking of any corporate action by the Company in furtherance of any such action; or

(6)           any other Event of Default specified with respect to Notes of any series pursuant to Section 2.05 hereof;

then, unless the principal of and interest on all of the Notes shall have already become due and payable, either the Trustee or the Holders of a majority in aggregate principal amount of the Notes of such series then outstanding, by notice in writing to the Company (and to the Trustee if given by such Holders), may declare the principal of and interest on all the Notes of such series to be due and payable immediately and upon any such declaration the same shall become immediately due and payable, anything in this Indenture or in the Notes of such series contained to the contrary notwithstanding; provided, however, that if an Event of Default shall have occurred and be continuing with respect to more than one series of Notes, the Trustee or the Holders of a majority in aggregate principal amount of the Outstanding Notes of all such series, considered as one class, may make such declaration of acceleration, and not the Holders of the Notes of any one of such series.

The foregoing paragraph, however, is subject to the condition that if, at any time after the principal of and interest on the Notes of any series shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all of the Notes of such series and the principal of and any premium on any and all Notes of such series which shall have become due otherwise than by acceleration (with interest on overdue installments of interest, to the extent that payment of such interest is enforceable under applicable law, and on such principal and applicable premium at the rate borne by the Notes of such series to the date of such payment or deposit) and all sums paid or advanced by the Trustee hereunder, the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.06 hereof, and any and all Events of Default, other than the non-payment of principal of and accrued interest on any Notes which shall have become due solely by acceleration of maturity, shall have been cured or waived, then and in every such case such payment or deposit shall cause an automatic waiver of the Event of Default and its consequences and shall cause an automatic rescission and annulment of the acceleration of the Notes of such series; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon.

(b) If the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceeding had been taken.

Section 8.02 COLLECTION OF INDEBTEDNESS BY TRUSTEE; TRUSTEE MAY PROVE DEBT.

(a) The Company covenants that if an Event of Default described in clause (a)(1) or (a)(2) of Section 8.01 hereof shall have occurred and be continuing, then, upon demand of the Trustee, the Company shall pay to the Trustee, for the benefit of the Holders of the Notes of the series with respect to which Event of Default shall have occurred and is continuing, the whole amount that then shall have so become due and payable on all such Notes for principal or interest, as the case may be, with interest upon the overdue principal and any premium and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest at the rate borne by such Notes; and, in addition thereto, such further amounts as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, any expenses or liabilities incurred by the Trustee hereunder other than through its negligence or bad faith. Until such demand is made by the Trustee, the Company may pay the principal of and interest on such Notes to the Holders, whether or not such Notes be overdue.

(b) In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may enforce any such judgment or final decree against the Company or any other obligor on such Notes and collect in the manner provided by law out of the property of the Company or any other obligor on such Notes wherever situated, the moneys adjudged or decreed to be payable.

(c) In case there shall be pending proceedings relative to the Company or any other obligor upon the Notes under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or its property or such other obligor, or in case of any other comparable judicial proceedings relative to the Company or such other obligor, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

(1)           to file and prove a claim or claims for the whole amount of the principal and interest owing and unpaid in respect of the Notes, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Noteholders allowed in any judicial proceedings relative to the Company or such other obligor, or to the creditors or property of the Company or such other obligor; and

(2)           to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Noteholders and of the Trustee on their behalf; and any trustee, receiver, liquidator, custodian or other similar official is hereby authorized by each of the Noteholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of the payments directly to the Noteholders, to pay to Trustee such amounts due pursuant to Section 9.06 hereof.

(d) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding except to vote for the election of a trustee in bankruptcy or similar person.

(e) All rights of action and of asserting claims under this Indenture, or under any of the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof at any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee and its agents, attorneys and counsel, shall be for the ratable benefit of the Holders of the Notes in respect of which such action was taken.

(f) In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Notes in respect to which action was taken, and it shall not be necessary to make any Holders of such Notes parties to any such proceedings.

Section 8.03 APPLICATION OF PROCEEDS. Any moneys collected by the Trustee with respect to any of the Notes pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such moneys, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid.

FIRST: To the payment of all amounts due to the Trustee pursuant to Section 9.06 hereof;

SECOND: In case the principal of the outstanding Notes in respect of which such moneys have been collected shall not have become due and be unpaid, to the payment of interest on the Notes, in the order of the maturity of the installments of such interest, with interest (to the extent allowed by law) upon the overdue installments of interest at the rate borne by the Notes, such payments to be made ratably to the persons entitled thereto, and then to the payment to the Holders entitled thereto of the unpaid principal of and applicable premium on any of the Notes which shall have become due (other than Notes previously called for redemption for the payment of which moneys are held pursuant to the provisions of this Indenture), whether at stated maturity or by redemption, in the order of their due dates, beginning with the earliest due date, and if the amount available is not sufficient to pay in full all Notes due on any particular date, then to the payment thereof ratably, according to the amounts of principal and applicable premium due on that date, to the Holders entitled thereto, without any discrimination or privilege;

THIRD: In case the principal of the outstanding Notes in respect of which such moneys have been collected shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Notes for principal and any premium and interest thereon, with interest on the overdue principal and any premium and (to the extent allowed by law) upon overdue installments of interest at the rate borne by the Notes; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Notes, then to the payment of such principal and any premium and interest without preference or priority of principal and any premium over interest, or of interest over principal and any premium or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and any premium and accrued and unpaid interest; and

FOURTH: To the payment of the remainder, if any, to the Company or its successors or assigns, or to whomsoever may lawfully be entitled to the same, or as a court of competent jurisdiction may determine.

Section 8.04 LIMITATIONS ON SUITS BY NOTEHOLDERS.

(a) No Holder of any Note of any series shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of an Event of Default with respect to such Note and of the continuance thereof, as hereinabove provided, and unless also Noteholders of a majority in aggregate principal amount of the Notes of all series then outstanding in respect of which an Event of Default has occurred and is continuing, considered as one class, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by the taker and Holder of every Note of any series with every other taker and Holder and the Trustee, that no one or more Holders of Notes of such series shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Notes of such series, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Notes of such series. For the protection and enforcement of the provisions of this Section, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

(b) Notwithstanding any other provision in this Indenture, however, the rights of any Holder of any Note to receive payment of the principal of and any premium and interest on such Note, on or after the respective due dates expressed in such Note or on the applicable redemption date, or to institute suit for the enforcement of any such payment on or after such respective dates are absolute and unconditional, and shall not be impaired or affected without the consent of such Holder.

Section 8.05 SUITS FOR ENFORCEMENT. In case an Event of Default has occurred, has not been waived and is continuing hereunder, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted to it under this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 8.06 POWERS AND REMEDIES CUMULATIVE; DELAY OR OMISSION NOT WAIVER OF DEFAULT. No right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Trustee or of any Holder of Notes to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 8.04, every right and power given by this Indenture or by law to the Trustee or to the Holders of Notes may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders of Notes, as the case may be.

Section 8.07 DIRECTION OF PROCEEDINGS AND WAIVER OF DEFAULTS BY MAJORITY OF NOTEHOLDERS.

(a) The Holders of a majority in aggregate principal amount of the Notes of any series at the time outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that if an Event of Default shall have occurred and be continuing with respect to more than one series of Notes, the Holders of a majority in aggregate principal amount of the Outstanding Notes of all such series, considered as one class, shall have the right to make such direction, and not the Holders of the Notes of any one of such series; provided, further, that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture; and provided further that (subject to Section 9.01 hereof) the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees or responsible officers shall determine that the action or proceeding so directed would involve the Trustee in personal liability. Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Noteholders.

(b) The Holders of a majority in aggregate principal amount of the Notes of any series at the time outstanding may on behalf of all of the Holders of the Notes of such series waive any past default or Event of Default hereunder and its consequences except a default in the payment of principal of or any premium or interest on the Notes of such series. Upon any such waiver the Company, the Trustee and the Holders of the Notes of such series shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Upon such waiver, such default shall cease to exist and be deemed to have been cured and not to be continuing, and any Event of Default arising therefrom shall be deemed to have been cured and not to be continuing, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 8.08 NOTICE OF DEFAULT. The Trustee shall, within 90 days after the occurrence of a default with respect to the Notes of any series, give to all Holders of the Notes of such series, in the manner provided in Section 15.10, notice of such default actually known to a Responsible Officer of the Trustee, unless such default shall have been cured or waived before the giving of such notice, the term "default" for the purpose of this Section 8.08 being hereby defined to be any event which is or after notice or lapse of time or both would become an Event of Default; provided that, except in the case of default in the payment of the principal of or any premium or interest on any of the Notes of such series, or in the payment of any sinking or purchase fund installments, the Trustee shall be protected in withholding such notice if and so long as its board of directors or trustees, executive committee, or a trust committee of directors or trustees or responsible officers in good faith determines that the withholding of such notice is in the interests of the Holders of the Notes of such series.  The Company shall deliver to the Trustee, as soon as possible and in any event within five days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.

Section 8.09 UNDERTAKING TO PAY COSTS. All parties to this Indenture agree, and each Holder of any Note by acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but this Section 8.09 shall not apply to any suit instituted by the Trustee, or to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 10% in principal amount of the Notes of all series in respect of which such suit may be brought, considered as one class, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or any premium or interest on any Note on or after the due date expressed in such Note or the applicable redemption date.

Section 8.10 RESTORATION OF RIGHTS ON ABANDONMENT OF PROCEEDINGS. In case the Trustee or any Holder shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee or to such Holder, then, and in every such case, the Company, the Trustee and the Holders shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Holders shall continue as though no such proceedings had been taken.

Section 8.11 WAIVER OF USURY, STAY OR EXTENSION LAWS. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE IX

CONCERNING THE TRUSTEE

Section 9.01 DUTIES AND RESPONSIBILITIES OF TRUSTEE.

(a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) No provisions of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)           prior to the occurrence of any Event of Default and after the curing or waiving of all Events of Default which may have occurred:

(A)           the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(B)           in the absence of bad faith or actual knowledge on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

(2)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)           the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction, pursuant to this Indenture, of the Holders of a majority in aggregate principal amount of the Notes of any one or more series, as provided herein, including, but not limited to, Section 8.07 hereof relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Notes of such series.

(c) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 9.02 RELIANCE ON DOCUMENTS, OPINIONS, ETC. Except as otherwise provided in Section 9.01 hereof:

(a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof is herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c) the Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders, pursuant to this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by such exercise;

(e) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(f) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, note or other paper or document, unless requested in writing to do so by the Holders of a majority in aggregate principal amount of the then outstanding Notes of any series; provided that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by this Indenture, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through agents or attorneys; provided that the Trustee shall not be liable for the conduct or acts of any such agent or attorney that shall have been appointed in accordance herewith with due care.

(h) the Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(i) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities thereunder, and to each agent, custodian and other person employed to act hereunder.

(j) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 9.03 NO RESPONSIBILITY FOR RECITALS, ETC. The recitals contained herein and in the Notes (except in the certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with this Indenture.

Section 9.04 TRUSTEE, AUTHENTICATING AGENT, PAYING AGENT OR REGISTRAR MAY OWN NOTES. The Trustee and any Authenticating Agent or paying agent in its individual or other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, Authenticating Agent or paying agent.

Section 9.05 MONEYS TO BE HELD IN TRUST. Subject to Section 5.05 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder, except the Trustee may allow and credit to the Company interest on any money received hereunder at such rate, if any, as may be agreed upon by the Company and the Trustee from time to time as may be permitted by law.

Section 9.06 COMPENSATION AND EXPENSES OF TRUSTEE. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the Company and the Trustee shall from time to time agree in writing (which shall not be limited by any law in regard to the compensation of a trustee of an express trust), and the Company shall pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and agents, including any Authenticating Agents, and of all  persons not regularly in its employ) except any such expense, disbursement or advance as may arise from the Trustee's negligence or willful misconduct. The Company also covenants to indemnify each of the Trustee or any predecessor and their agents for, and to hold each of them harmless against, any claim, damage, loss, liability, cost or expense incurred without negligence or willful misconduct on the part of the party so indemnified and arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of each such party incurred in defending itself against any claim or liability. The obligations of the Company under this Section 9.06 to compensate the Trustee, to indemnify and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of any particular Notes. The provisions of this Section 9.06 shall survive termination of this Indenture and the resignation or removal of the Trustee.

Section 9.07 OFFICERS' CERTIFICATE AS EVIDENCE. Whenever in the administration of this Indenture, the Trustee shall deem it necessary or desirable that a matter be proved or established prior to the taking, suffering or omitting of any action hereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such Officers' Certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under this Indenture in reliance thereon.

Section 9.08 CONFLICTING INTEREST OF TRUSTEE. The Trustee shall be subject to and shall comply with the provisions of Section 310(b) of the TIA. Nothing in this Indenture shall be deemed to prohibit the Trustee or the Company from making any application permitted pursuant to such section.

Section 9.09 EXISTENCE AND ELIGIBILITY OF TRUSTEE. There shall at all times be a Trustee hereunder which Trustee shall at all times be a corporation organized and doing business under the laws of the United States or any State thereof or of the District of Columbia having a combined capital and surplus of at least $50,000,000 and which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal or State authorities. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid authority, then for the purposes of this Section 9.09, the combined capital and surplus shall be deemed to be as set forth in its most recent report of condition so published. No obligor upon the Notes or Person directly or indirectly controlling, controlled by, or under common control with such obligor shall serve as Trustee. If at any time the Trustee shall cease to be eligible in accordance with this Section 9.09, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.10 hereof.

Section 9.10 RESIGNATION OR REMOVAL OF TRUSTEE.

(a) Pursuant to the provisions of this Article, the Trustee may at any time resign and be discharged of the trusts created by this Indenture by giving written notice to the Company specifying the day upon which such resignation shall take effect, and such resignation shall take effect immediately upon the later of the appointment of a successor trustee and such day.

(b) Any Trustee may be removed at any time with respect to the Notes of any series by an instrument or concurrent instruments in writing filed with such Trustee and signed and acknowledged by the Holders of a majority in aggregate principal amount of the then outstanding Notes of such series or by their attorneys in fact duly authorized.

(c) So long as no Event of Default has occurred and is continuing, and no event has occurred and is continuing that, with the giving of notice or the lapse of time or both, would become an Event of Default, the Company may remove any Trustee upon written notice to the Holder of each Note Outstanding and the Trustee and appoint a successor Trustee meeting the requirements of Section 9.09. The Company or the successor Trustee shall give notice to the Holders, in the manner provided in Section 15.10, of such removal and appointment within 30 days of such removal and appointment.

(d) If at any time (i) the Trustee shall cease to be eligible in accordance with Section 9.09 hereof and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six months, (ii) the Trustee shall fail to comply with Section 9.08 hereof after written request therefor by the Company or any such

 Holder, or (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Trustee may be removed forthwith by an instrument or concurrent instruments in writing filed with the Trustee and either:

(1) signed by the Chairman, the President or any Vice President of the Company and attested by the Secretary or an Assistant Secretary of the Company; or

(2) signed and acknowledged by the Holders of a majority in principal amount of outstanding Notes or by their attorneys in fact duly authorized.

(e) Any resignation or removal of the Trustee shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 9.11 hereof.

Section 9.11 APPOINTMENT OF SUCCESSOR TRUSTEE.

(a) If at any time the Trustee shall resign or be removed, the Company, by a Board Resolution, shall promptly appoint a successor Trustee.

(b) The Company shall provide written notice of its appointment of a Successor Trustee to the Holder of each Note Outstanding following any such appointment.

(c) If no appointment of a successor Trustee shall be made pursuant to Section 9.11(a) hereof within 60 days after appointment shall be required, any Noteholder or the retiring Trustee may apply to any court of competent jurisdiction to appoint a successor Trustee. Said court may thereupon after such notice, if any, as such court may deem proper and prescribe, appoint a successor Trustee.

(d) Any Trustee appointed under this Section 9.11 as a successor Trustee shall be a bank or trust company eligible under Section 9.09 hereof and qualified under Section 9.08 hereof.

Section 9.12 ACCEPTANCE BY SUCCESSOR TRUSTEE.

(a) Any successor Trustee appointed as provided in Section 9.11 hereof shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but nevertheless, on the written request of the Company or of the successor Trustee, the Trustee ceasing to act shall, upon payment of any amounts then due it pursuant to Section 9.06 hereof, execute and deliver an instrument transferring to such successor Trustee all the rights and powers of the Trustee so ceasing to act. Upon request of any such successor Trustee, the Company shall execute any and all instruments in writing in order more fully and certainly to vest in and confirm to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to Section 9.06 hereof.

(b) No successor Trustee shall accept appointment as provided in this Section 9.12 unless at the time of such acceptance such successor Trustee shall be qualified under Section 9.08 hereof and eligible under Section 9.09 hereof.

(c) Upon acceptance of appointment by a successor Trustee as provided in this Section 9.12, the successor Trustee shall mail notice of its succession hereunder to all Holders of Notes as the names and addresses of such Holders appear on the registry books.

Section 9.13 SUCCESSION BY MERGER, ETC.

(a) Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided such corporation shall be otherwise qualified and eligible under this Article.

(b) If at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificates of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 9.14 LIMITATIONS ON RIGHTS OF TRUSTEE AS A CREDITOR. The Trustee shall be subject to, and shall comply with, the provisions of Section 311 of the TIA.

Section 9.15 AUTHENTICATING AGENT.

(a) There may be one or more Authenticating Agents appointed by the Trustee with the written consent of the Company, with power to act on its behalf and subject to the direction of the Trustee in the authentication and delivery of Notes in connection with transfers and exchanges under Sections 2.06, 2.07, 2.08, 2.13, 3.03, and 13.04 hereof, as fully to all intents and purposes as though such Authenticating Agents had been expressly authorized by those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by any Authenticating Agent pursuant to this Section 9.15 shall be deemed to be the authentication and delivery of such Notes "by the Trustee." Any such Authenticating Agent shall be a bank or trust company or other Person of the character and qualifications set forth in Section 9.09 hereof.

(b) Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, if such successor corporation is otherwise eligible under this Section 9.15, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.

(c) Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section 9.15, the Trustee may, with the written consent of the Company, appoint a successor Authenticating Agent, and upon so doing shall give written notice of such appointment to the Company and shall mail, in the manner provided in Section 15.10, notice of such appointment to the Holders of Notes.

(d) The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services, and the Trustee shall be entitled to be reimbursed for such payments, in accordance with Section 9.06 hereof.

(e) Sections 9.02, 9.03, 9.06, 9.07 and 9.09 hereof shall be applicable to any Authenticating Agent.

      Section 9.16 TRUSTEE'S APPLICATION FOR INSTRUCTIONS FROM THE COMPANY.  Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective.  The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE X

CONCERNING THE NOTEHOLDERS

Section 10.01 ACTION TAKEN BY NOTEHOLDERS. Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Notes of any series may take any action, the fact that at the time of taking any such action the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by such Noteholders in person or by agent or proxy appointed in writing, (b) by the record of such Noteholders voting in favor thereof at any meeting of Noteholders duly called and held in accordance with Article XI hereof, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders.

Section 10.02 PROOF OF EXECUTION BY NOTEHOLDERS.

(a) Subject to Sections 9.01, 9.02 and 11.05 hereof, proof of the execution of any instruments by a Noteholder or the agent or proxy for such Noteholder shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The ownership of Notes shall be proved by the register for the Notes maintained by the Trustee.

(b) The record of any Noteholders' meeting shall be proven in the manner provided in Section 11.06 hereof.

Section 10.03 PERSONS DEEMED ABSOLUTE OWNERS. Subject to Sections 2.04(f) and 10.01 hereof, the Company, the Trustee, any paying agent and any Authenticating Agent shall deem the person in whose name any Note shall be registered upon the register for the Notes to be, and shall treat such person as, the absolute owner of such Note (whether or not such Note shall be overdue) for the purpose of receiving payment of or on account of the principal and premium, if any, and interest on such Note, and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any Authenticating Agent shall be affected by any notice to the contrary. All such payments shall be valid and effectual to satisfy and discharge the liability upon any such Note to the extent of the sum or sums so paid.

Section 10.04 COMPANY-OWNED NOTES DISREGARDED. In determining whether the Holders of the requisite aggregate principal amount of outstanding Notes of any series have concurred in any direction, consent or waiver under this Indenture, Notes that are owned by the Company or any other obligor on the Notes or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Notes which a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith to third parties may be regarded as outstanding for the purposes of this Section 10.04 if the pledgee shall establish the pledgee's right to take action with respect to such Notes and that the pledgee is not a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In the case of a dispute as to such right, the Trustee may rely upon an Opinion of Counsel and an Officers' Certificate to establish the foregoing.

Section 10.05 REVOCATION OF CONSENTS; FUTURE HOLDERS BOUND. Except as may be otherwise required in the case of a Global Note by the applicable rules and regulations of the Depositary, at any time prior to the taking of any action by the Holders of the percentage in aggregate principal amount of the Notes of any series specified in this Indenture in connection with such action, any Holder of a Note, which has been included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at the corporate trust office of the Trustee and upon proof of ownership as provided in Section 10.02(a) hereof, revoke such action so far as it concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange, substitution or upon registration of transfer therefor, irrespective of whether or not any notation thereof is made upon such Note or such other Notes.

Section 10.06 RECORD DATE FOR NOTEHOLDER ACTS. If the Company shall solicit from the Noteholders any request, demand, authorization, direction, notice, consent, waiver or other act, the Company may, at its option, by Board Resolution, fix in advance a record date for the determination of Noteholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other act, but the Company shall have no obligation to do so.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other act may be given before or after the record date, but only the Noteholders of record at the close of business on the record date shall be deemed to be Noteholders for the purpose of determining whether Holders of the requisite aggregate principal amount of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for that purpose the outstanding Notes shall be computed as of the record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other act by the Noteholders on the record date shall be deemed effective unless it shall become effective pursuant to this Indenture not later than six months after the record date. Any such record date shall be at least 30 days prior to the date of the solicitation to the Noteholders by the Company.

ARTICLE XI

NOTEHOLDERS' MEETING

Section 11.01 PURPOSES OF MEETINGS. A meeting of Noteholders may be called at any time and from time to time pursuant to this Article XI for any of the following purposes:

(a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to Article XIII;

(b) to remove the Trustee pursuant to Article IX;

(c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to Section 13.02 hereof; or

(d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes of any series, as the case may be, under any other provision of this Indenture or under applicable law.

Section 11.02 CALL OF MEETINGS BY TRUSTEE. The Trustee may at any time call a meeting of Holders of Notes to take any action specified in Section 11.01 hereof, to be held at such time and at such place as the Trustee shall determine. Notice of every such meeting of Noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given to Holders of the Notes that may be affected by the action proposed to be taken at such meeting in the manner provided in Section 15.10 hereof. Such notice shall be given not less than 20 nor more than 90 days prior to the date fixed for such meeting.

Section 11.03 CALL OF MEETINGS BY COMPANY OR NOTEHOLDERS. If at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in aggregate principal amount of the Notes of all series then outstanding, considered as one class, shall have requested the Trustee to call a meeting of Noteholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or such Noteholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 11.01 hereof, by giving notice thereof as provided in Section 11.02 hereof.

Section 11.04 QUALIFICATIONS FOR VOTING. To be entitled to vote at any meetings of Noteholders a Person shall (a) be a Holder of one or more Notes affected by the action proposed to be taken or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more such Notes. The only Persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives (including employees) of the Trustee and its counsel and any representatives (including employees) of the Company and its counsel.

Section 11.05 REGULATIONS.

(a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Noteholders in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

(b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by the Noteholders as provided in Section 11.03 hereof, in which case the Company or Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by the Holders of a majority in aggregate principal amount of the Notes present in person or by proxy at the meeting.

(c) Subject to Section 10.04 hereof, at any meeting each Noteholder or proxy shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by such Noteholder; provided that no vote shall be cast or counted at any meeting in respect of any Note determined to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by such chairman or instruments in writing as aforesaid duly designating such chairman as the person to vote on behalf of other Noteholders.  At any meeting of Noteholders duly called pursuant to Section 11.02 or 11.03 hereof, the presence of persons holding or representing Notes in an aggregate principal amount sufficient to take action on any business for the transaction for which such meeting was called shall constitute a quorum. Any meeting of Noteholders duly called pursuant to Section 11.02 or 11.03 hereof may be adjourned from time to time by the Holders of a majority in aggregate principal amount of the Notes present in person or by proxy at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 11.06 VOTING. The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes or of their representatives by proxy and the principal amount of Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of such meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 11.02 hereof. The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee and the Trustee shall have the ballots taken at the meeting attached to such duplicate. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 11.07 RIGHTS OF TRUSTEE OR NOTEHOLDERS NOT DELAYED. Nothing in this Article XI shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders of Notes under any of the provisions of this Indenture or of the Notes.

ARTICLE XII

CONSOLIDATION, MERGER, SALE, TRANSFER OR CONVEYANCE

Section 12.01 COMPANY MAY CONSOLIDATE, ETC. ONLY ON CERTAIN TERMS. The Company shall not consolidate with or merge into any other corporation or sell, transfer, lease or otherwise dispose of its properties as or substantially as an entirety to any Person unless the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and the supplemental indenture referred to in clause (b) below comply with this Article XII and that all conditions precedent herein provided for have been complied with, and the corporation formed by such consolidation or into which the Company is merged or the Person which receives such properties pursuant to such sale, transfer, lease or other disposition (a) shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; (b) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and premium and interest on all of the Notes and the performance of every covenant of this Indenture on the part of the Company to be performed or observed; and (c) immediately after giving effect to the transaction, no Event of Default or event that, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing

Section 12.02 SUCCESSOR CORPORATION SUBSTITUTED. Upon any consolidation or merger, or any sale, transfer, lease or other disposition of the properties of the Company substantially as an entirety in accordance with Section 12.01 hereof, the successor corporation formed by such consolidation or into which the Company is merged or the Person to which such sale, transfer or other disposition is made shall succeed to, and be substituted for and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation or Person had been named as the Company herein and the Company shall be released from all obligations hereunder.

ARTICLE XIII

SUPPLEMENTAL INDENTURES

Section 13.01 SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF NOTEHOLDERS.

(a) The Company, when authorized by Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto, without consent of holders of the Notes, for one or more of the following purposes:

(1)           to make such provision in regard to matters or questions arising under this Indenture as may be necessary or desirable, and not inconsistent with this Indenture or prejudicial to the interests of the Holders in any material respect, for the purpose of supplying any omission, curing any ambiguity, or curing, correcting or supplementing any defective or inconsistent provision;

(2)           to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Note outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision or such change or elimination is applicable only to Notes issued after the effective date of such change or elimination;

(3)           to establish the form of Notes of any series as permitted by Section 2.01 hereof or to establish or reflect any terms of any Note of any series determined pursuant to Section 2.05 hereof;

(4)           to evidence the succession of another corporation to the Company as permitted hereunder, and the assumption by any such successor of the covenants of the Company herein and in the Notes;

(5)           to grant to or confer upon the Trustee for the benefit of the Holders any additional rights, remedies, powers or authority;

(6)           to permit the Trustee to comply with any duties imposed upon it by law;

(7)           to specify further the duties and responsibilities of, and to define further the relationships among, the Trustee, any Authenticating Agent and any paying agent, and to evidence the succession of a successor Trustee as permitted hereunder;

(8)           to add to the covenants of the Company for the benefit of the Holders of one or more series of Notes, to add to the security for all of the Notes, to surrender a right or power conferred on the Company herein or to add any Event of Default with respect to one or more series of Notes; and

(9)           to make any other change that is not prejudicial to the Holders.

(b) The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

(c) Any supplemental indenture authorized by this Section 13.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 13.02 hereof.

Section 13.02 SUPPLEMENTAL INDENTURES WITH CONSENT OF NOTEHOLDERS.

(a) With the consent (evidenced as provided in Section 10.01 hereof) of the Holders of a majority in aggregate principal amount of the Notes of all series at the time outstanding, considered as one class, the Company, when authorized by Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of any supplemental indenture or of modifying or waiving in any manner the rights of the Noteholders; provided, however, that if there shall be Notes of more than one series Outstanding hereunder and if a proposed supplemental indenture shall directly affect the rights of the Holders of Notes of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Notes of all series so directly affected, considered as one class, shall be required; provided further that no such supplemental indenture shall:

(1)           change the Stated Maturity of any Note, or reduce the rate (or change the  method of calculation thereof) or extend the time of payment of interest thereon, or reduce the principal amount thereof or any premium thereon, or change the coin or currency in which the principal of any Note or any premium or interest thereon is payable, or change the date on which any Note may be redeemed or adversely affect the rights of the Noteholders to institute suit for the enforcement of any payment of principal of or any premium or interest on any Note, in each case without the consent of the Holder of each Note so affected; or

(2)           modify this Section 13.02(a) or reduce the aforesaid percentage of Notes, the Holders of which are required to consent to any such supplemental indenture or to reduce the percentage of Notes, the Holders of which are required to waive Events of Default, in each case, without the consent of the Holders of all of the Notes affected thereby then outstanding.

(b) Upon the request of the Company, accompanied by a copy of the Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

(c) A supplemental indenture which changes, waives or eliminates any covenant or other provision of this Indenture (or any supplemental indenture) which has expressly been included solely for the benefit of one or more series of Notes, or which modifies the rights of the Holders of Notes of such series with respect to such covenant or provision, shall be deemed not to affect the rights under this Indenture of the Holders of Notes of any other series.

(d) It shall not be necessary for the consent of the Holders of Notes under this Section 13.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

(e) Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to this Section 13.02, the Trustee shall give notice in the manner provided in Section 15.10 hereof, setting forth in general terms the substance of such supplemental indenture, to all Noteholders. Any failure of the Trustee to give such notice or any defect therein shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 13.03 COMPLIANCE WITH TRUST INDENTURE ACT; EFFECT OF SUPPLEMENTAL INDENTURES. Any supplemental indenture executed pursuant to this Article XIII shall comply with the TIA. Upon the execution of any supplemental indenture pursuant to this Article XIII, the Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 13.04 NOTATION ON NOTES. Notes of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article XIII may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes of any series so modified as approved by the Trustee and the Board of Directors with respect to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company, authenticated by the Trustee and delivered in exchange for the Notes of such series then outstanding.

Section 13.05 EVIDENCE OF COMPLIANCE OF SUPPLEMENTAL INDENTURE TO BE FURNISHED TRUSTEE. The Trustee, subject to Sections 9.01 and 9.02 hereof, shall be entitled to receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article XIII and that all conditions precedent to its execution have been met.

ARTICLE XIV

IMMUNITY OF INCORPORATORS,
STOCKHOLDERS, OFFICERS AND DIRECTORS; LIMITATION OF LIABILITY

Section 14.01 INDENTURE AND NOTES SOLELY CORPORATE OBLIGATIONS. No recourse for the payment of the principal of or any premium or interest on any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company, contained in this Indenture, or in any supplemental indenture, or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Notes.

Section 14.02 LIMITATION OF LIABILITY OF TRUSTEE.  In no case shall the Bank (or any Person acting as successor trustee under the Indenture) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of the Company hereunder or in any of the other documents contemplated hereby, all such liability, if any, being expressly waived by the parties hereto and any person claiming by, through or under such party.

ARTICLE XV

MISCELLANEOUS PROVISIONS

Section 15.01 PROVISIONS BINDING ON COMPANY'S SUCCESSORS. All the covenants, stipulations, promises and agreements made by the Company in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 15.02 OFFICIAL ACTS BY SUCCESSOR CORPORATION. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful successor of the Company.

Section 15.03 NOTICES. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Noteholders on the Company may be given or served by being deposited postage prepaid in a post office letter box addressed (until another address is filed by the Company with the Trustee) at the Principal Executive Offices of the Company, to the attention of the Secretary. Any notice, direction, request or demand by any Noteholder or the Company to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made to, or sent by registered mail to, the Corporate Trust Officer of the Trustee to the attention of the Corporate Trust Administration, but shall be deemed effective only upon actual receipt.

Section 15.04 GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. This Indenture and each Note shall be governed by and deemed to be a contract under, and construed in accordance with, the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State without regard to conflicts of law principles thereof.  Any action or proceeding arising out of or relating to this Indenture or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in such courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court has been brought in an inconvenient forum.  Service of any process, summons, notice or document by mail to the address of the Principal Executive Offices of the Company shall be effective service of process upon the

Company for any suit, action or other proceeding brought in any such court.  EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT OF TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 15.05 EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT.

(a) Upon any application or demand by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

(b) Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificates delivered pursuant to Section 6.06 hereof) shall include (1) a statement that each Person making such certificate or opinion has read such covenant or condition and the definitions relating thereto; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of each such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

(c) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(d) Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such certificate or opinion is based are erroneous. Any such certificate or opinion of counsel delivered under the Indenture may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such person knows, or in the exercise of reasonable care should know, that the certificate or opinion of representations with respect to such matters are erroneous. Any opinion of counsel delivered hereunder may contain standard exceptions and qualifications reasonably satisfactory to the Trustee.

(e) Any certificate, statement or opinion of any officer of the Company, or of counsel, may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an independent public accountant or firm of accountants, unless such officer or counsel, as the case may be, knows that the certificate or opinions or representations with respect to the accounting matters upon which the certificate, statement or opinion of such officer or counsel may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate or opinion of any firm of independent public accountants filed with the Trustee shall contain a statement that such firm is independent.

(f) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 15.06 BUSINESS DAYS. Unless otherwise provided pursuant to Section 2.05(c) hereof, in any case where the date of Maturity of the principal of or any premium or interest on any Note or the date fixed for redemption of any Note is not a Business Day, then payment of such principal or any premium or interest need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date of Maturity or the date fixed for redemption, and, in the case of timely payment thereof, no interest shall accrue for the period from and after such Interest Payment Date or the date on which the principal or premium of the Note is required to be paid.

Section 15.07 TRUST INDENTURE ACT TO CONTROL. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by the TIA, such required provision of the TIA shall govern.

Section 15.08 TABLE OF CONTENTS, HEADINGS, ETC. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 15.09 EXECUTION IN COUNTERPARTS. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 15.10 MANNER OF MAILING NOTICE TO NOTEHOLDERS.

(a) Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or the Company to or on the Holders of Notes, as the case may be, shall be given or served by first-class mail, postage prepaid, addressed to the Holders of such Notes at their last addresses as the same appear on the register for the Notes referred to in Section 2.06, and any such notice shall be deemed to be given or served by being deposited in a post office letter box in the form and manner provided in this Section 15.10. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice to any Holder by mail, then such notification to such Holder as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

(b) The Company shall also provide any notices required under this Indenture by publication, but only to the extent that such publication is required by the TIA, the rules and regulations of the Commission or any securities exchange upon which any series of Notes is listed.

Section 15.11 APPROVAL BY TRUSTEE OF COUNSEL. Wherever the Trustee is required to approve counsel who is to furnish evidence of compliance with conditions precedent in this Indenture, such approval by the Trustee shall be deemed to have been given upon the taking of any action by the Trustee pursuant to and in accordance with the certificate or opinion so furnished by such counsel.

*           *           *           *

IN WITNESS WHEREOF, KANSAS CITY POWER & LIGHT COMPANY has caused this Indenture to be signed and acknowledged by its Treasurer and attested by its Assistant Secretary, and THE BANK OF NEW YORK TRUST COMPANY, N.A. has caused this Indenture to be signed and acknowledged by its duly authorized officer, as of the day and year first written above.

KANSAS CITY POWER & LIGHT COMPANY

By:	/s/ Michael W. Cline
Name: Michael W. Cline
Title: Treasurer

ATTEST:

/s/ Mark G. English______
Name: Mark G. English
Title: Assistant Secretary

THE BANK OF NEW YORK TRUST COMPANY, N.A. AS TRUSTEE

By:	/s/ M. Callahan
Name M. Callahan
Title Vice President

STATE OF MISSOURI )
)   ss.
COUNTY OF JACKSON )

On the 30th day of May, 2007, before me personally came Michael W. Cline, to me known, who, being by me duly sworn, did depose and say that he is Treasurer of KANSAS CITY POWER & LIGHT COMPANY, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

[NOTARIAL SEAL]
Renee Ray
Notary Public-Notary Seal
State of Missouri, Jackson County
Commission #06919182
My Commission expires Aug. 30, 2010
_/s/ Renee Ray______________
Notary Public

STATE OF MISSOURI )
)   ss.
COUNTY OF JACKSON )

On the 30th day of May, 2007, before me personally came Mark G. English, to me known, who, being by me duly sworn, did depose and say that he is Assistant Secretary of KANSAS CITY POWER & LIGHT COMPANY, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

[NOTARIAL SEAL]
Renee Ray
Notary Public-Notary Seal
State of Missouri, Jackson County
Commission #06919182
My Commission expires Aug. 30, 2010
_/s/ Renee Ray______________
Notary Public